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                                                                      EXHIBIT 99


                            FORT BEND HOLDING CORP.

              FOR IMMEDIATE RELEASE PRESS RELEASE AUGUST 1, 1997



                            FORT BEND HOLDING CORP.
                      ANNOUNCES RESULTS OF ANNUAL MEETING


     August 1, 1997 (NASDAQ NMS: FBHC) Mr. Lane Ward, President of Fort Bend Holding Corp. (the "Company") today announced the results of the Company's 4th Annual Meeting of Stockholders. All five of the proposals put forth by the Company were approved by the stockholders. The five issues approved by the stockholders at this meeting included:

          1. The election of Mr. Robert W. Lindsey and Mr. Lane Ward as directors of the Company.

          2. The amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 2,000,000 to 4,000,000.

          3. The amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of preferred stock from 500,000 to 1,000,000.

          4. The amendment of the Company's 1993 Stock Option and Incentive Plan to increase the number of shares of common stock reserved thereunder from 87,750 to 128,865.

          5. The ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for the fiscal year ending March 31, 1998.

     Mr. Ward commented "The board of directors of the Company wish to express their sincere appreciation to the stockholders of Fort Bend Holding Corp. for their continued support." Fort Bend Holding Corp. is headquartered in Rosenberg, Texas. It is the parent company of Fort Bend Federal Savings and Loan Association which serves Fort Bend, Harris, Wharton, Waller and Montgomery Counties in Southeast Texas. Fort Bend Federal's market area is located in the largest metropolitan area of Texas and eight largest in the United States. The Corporation's stock is traded on the NASDAQ National Market under the symbol "FBHC".

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     For more information contact:
     Lane Ward, Vice Chairman, President and CEO at (281)342-5571
     David D. Rinehart, Executive Vice President and CFO at (281)342-5571